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                                  EXHIBIT 11


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Davis Tax-Free High Income Fund, Inc. and to the inclusion of our report dated November 11, 1997 to the Shareholders and Board of Directors of Davis Tax-Free High Income Fund, Inc.


                                                   /s/ Tait, Weller & Baker
                                                   ------------------------
                                                   Tait, Weller & Baker

Philadelphia, Pennsylvania
January 29, 1998